SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K


CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)

February 11, 1998



E & J PROPERTIES, LTD.
a California Limited Partnership
(Exact name of registrant as specified in charter)


California
(State or other jurisdiction of incorporation)


O-9608
(Commission File Number)


94-2763152
(IRS Employer Identification Number)


2710 Gateway Oaks Drive, Suite 300 South
Sacramento, California 95833
(Address of principal executive office)


Registrant's telephone number, including area code:  (916) 925-6620











ITEM 5.  OTHER MATERIAL EVENTS



Reference:  Form 8-K Current Report Dated November 14, 1997


E & J Properties, Ltd., a California Limited Partnership, has been notified by Sacramento Land and Farming Company ("Buyer"), a California Corporation, that, pursuant to the sale agreement previously entered into regarding the Elliott Ranch has disapproved the contingency and canceled the escrow. Buyer has submitted a counter-proposal. Seller is evaluating that counter-proposal as well as other proposals.







SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this
Report to be signed on its behalf by the undersigned, hereunder duly authorized.



Date: February 11, 1998


E & J PROPERTIES, LTD.
a California Limited Partnership



By:  /s/ Elaine McKeon

ELAINE McKEON
General Partner